Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), the undersigned officer of Andover Medical, Inc. (the “Company”) hereby certifies with respect to the Annual Report on Form 10-KSB (the “10-KSB Report”) of the Company for the year ended December 31, 2006 as filed with the Securities and Exchange Commission (the “SEC”) that to his knowledge:

1)             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2007
/s/ Edwin A. Reilly
Edwin A.Reilly
Chief Executive Officer,
Chief Financial Officer and
Chairman of the Board

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company. and furnished to the SEC or its staff upon request.